EXHIBIT 99

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

KEATING REVERSE MERGER FUND, LLC (“BUYER”),

QORUS.COM, INC. (“COMPANY”),

THURSTON INTERESTS, LLC (“SELLER”),

AND

CERTAIN OTHER STOCKHOLDERS OF QORUS.COM, INC.

DATED AS OF JUNE 10, 2004

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 10, 2004, by and among Keating Reverse Merger Fund, LLC, a Delaware limited liability company (the “Buyer”), Qorus.com, Inc., a Florida corporation (the “Company”), Thurston Interests, LLC, a Delaware limited liability company (“Seller”), and each of the persons listed under the caption “Other Stockholders” on the signature page hereof, such persons together with the Seller shall be referred to herein collectively as the “Stockholders” and individually as the “Stockholder”.

RECITALS

A. Stockholders own in the aggregate 8,856,064 shares of the common stock of the Company (“Shares”), which Shares represent approximately 56.4% of the outstanding shares of common stock of the Company as of the date hereof.

B. Buyer desires to purchase all of the Shares from the Stockholders, and the Stockholders desire to sell the Shares to Buyer, on the terms and conditions hereinafter set forth.

C. Buyer further desires to purchase certain debt obligations of the Company owed to Seller, and Seller desire to sell such debt obligations of the Company to Buyer, on the terms and conditions hereinafter set forth.

D. Seller will continue to own certain debt obligations of the Company in the principal amount of $60,000 (“Seller Notes”) following the disposition contemplated under the preceding recital, and Seller desires to convert the Seller Notes at the Closing (as defined in Section 1.4).

E. Buyer desires to purchase 1,000,000 shares of common stock of the Company (“New Shares”), and Company desires to issue the New Shares to Buyer, on the terms and conditions hereinafter set forth.

F. As a condition to and an inducement to Buyer’s willingness to enter into this Agreement, the Seller will, on or before Closing enter into a release and settlement agreement with Company in substantially the form attached hereto as Exhibit A (the “Release Agreement”).

NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE

1.1 Sale and Purchase of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, each Stockholder agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from each Stockholder, all of the Shares owned by each Stockholder as specifically set forth on Schedule 1.1 hereto. As of Closing, the Shares shall constitute not less than 56.4% of the outstanding shares of common stock of the Company (without regard to the New Shares, Buyer Conversion Shares and Seller Conversion Shares being issued under this Agreement). The sale and purchase of Shares contemplated hereunder shall be referred to herein as the “Share Transaction”.

1.2 Sale and Purchase of Notes. At the Closing and subject to and upon the terms and conditions of this Agreement, the Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from the Stockholders, all of Seller’s rights, title and interest in, to and under certain promissory notes issued by Company (“Notes”), copies of the Notes being attached hereto as Schedule 1.2. As of the date hereof, the outstanding principal balance owed under the Notes is $1,228,869.75, with no accrued interest thereon. The sale and purchase of the Notes contemplated hereunder shall be referred to herein as the “Notes Transaction”.

1.3 Issuance and Purchase of New Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to issue and sell to Buyer, and Buyer agrees to purchase from the Seller, all of the New Shares. The issuance and purchase of New Shares contemplated hereunder shall be referred to herein as the “New Share Transaction”.

1.4 Closing. Unless this Agreement shall have been terminated pursuant to Article X hereof, the closing of the Transactions (the “Closing”) shall take place at the offices of the Buyer at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VIII, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”). The Share Transaction, Notes Transaction, and New Share Transaction shall be referred to collectively herein as the “Transactions”. For purposes of this Agreement, the Share Transaction and Notes Transaction shall be deemed to have closed first and prior to the closing of the New Share Transaction.

1.5 Purchase Price.

(a) The aggregate purchase price for the Shares shall be Three Hundred Forty Thousand Dollars ($340,000) (“Share Purchase Price”). At Closing, the Share Purchase Price shall be paid to the Stockholders in proportion to their respective ownership of the Shares as described in Schedule 1.1 hereto, subject to the Indemnity Escrow Fund (as defined in Section 9.3 hereof) to be maintained under Article IX hereof from the proceeds of the Share Purchase Price payable to Seller.

(b) The aggregate purchase price for the Notes shall be Ten Thousand Dollars ($10,000) (“Note Purchase Price”). At Closing, the Note Purchase Price shall be paid to the Seller.

(c) The aggregate purchase price for the New Shares shall be Fifty Thousand Dollars ($50,000) (“New Share Purchase Price”). At Closing, the New Share Purchase Price shall be paid to the Company.

1.6 Delivery of Certificates Representing the Shares; Issuance of New Shares. At Closing, the Stockholders shall deliver the certificate(s) representing the Shares, duly endorsed to Buyer or accompanied by stock powers duly endorsed to Buyer, with each Stockholder’s signature medallion guaranteed by a national bank and with (i) all such other documents as may be required to vest in Buyer good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof) and (ii) all necessary stock transfer and any other required documentary stamps. At Closing, the Company shall issue written directions to its transfer agent, Florida Atlantic Stock Transfer, Inc. (the “Transfer Agent”) to issue the New Shares to Buyer, in a form acceptable to Buyer (“Issuance Direction”).

1.7 Assignment of Notes. At Closing, Seller deliver to Buyer the original Notes together with an assignment of the Notes, duly executed by Seller, in substantially the form as attached hereto as Exhibit B (“Note Assignment”).

1.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to the Shares or the Notes, the Stockholders and Seller, respectively, will take all such lawful and necessary action.

1.9 Escrow. Notwithstanding any provision of this Agreement to the contrary, the Closing of the Transactions contemplated hereunder shall be completed in escrow, with all deliveries in connection with the Transactions hereunder being made to Patricia Cudd, Esq., as escrow agent (the “Escrow Agent”), to be held in escrow and disposed of by the Escrow Agent in accordance with the terms and provisions of a certain Deposit and Escrow Agreement by and between Seller, Buyer and Escrow Agent dated May 17, 2004, as amended, a copy of which is attached hereto as Schedule 1.9 (the “Escrow Agreement”). The parties hereto agree to amend the Escrow Agreement to the extent required to make the provisions thereof consistent with the terms of the escrow set forth herein. In furtherance of the escrow closing, the following shall apply:

(a) In lieu of delivering the Share Purchase Price to the Stockholders as provided for in Section 1.5(a), Buyer shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the amount of $315,000, which together with the Initial Deposit (as defined in the Escrow Agreement) of $25,000 previously paid into escrow by Buyer, represents the Share Purchase Price.

(b) In lieu of delivering to Buyer certificates for the Shares provided for in Section 1.6, Stockholders shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, certificate(s) registered in the name of the

Stockholders representing the Shares, accompanied by stock powers duly endorsed in blank, with Stockholder’s signature medallion guaranteed by a national bank.

(c) In lieu of delivering the Note Purchase Price to the Seller as provided for in Section 1.5(b), Buyer shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the Note Purchase Price.

(d) In lieu of delivering to Buyer the original Notes and the Note Assignment transferring the Notes to Buyer as provided for in Section 1.7, Seller shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the original Notes and the Note Assignment, duly executed by Seller.

(e) In lieu of delivering the New Share Purchase Price to the Company as provided for in Section 1.5(c), Buyer shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the amount of $50,000 representing the New Share Purchase Price.

(f) In lieu of delivering to Transfer Agent the Issuance Direction provided for in Section 1.6, the Company shall deliver or cause to be delivered to Escrow Agent for deposit into escrow pursuant to the Escrow Agreement, the Issuance Direction.

(g) Concurrently with the Closing, Buyer shall, in writing, instruct the Escrow Agent to deliver to the Company the original Notes, the Note Assignment, a notice of election to convert the Notes, in substantially the form attached hereto as Exhibit C (“Buyer Conversion Notice”), with instructions from the Company directing the Transfer Agent to issue to Buyer, in connection with the conversion of the Notes, 24,577,395 shares of the Company’s common stock (“Buyer Conversion Shares”). Escrow Agent shall promptly upon Closing deliver the foregoing documents and instructions to the Transfer Agent.

(h) Concurrently with the Closing, Seller shall, in writing, instruct the Escrow Agent to deliver to the Company the original Seller Notes and a notice of election to convert the Seller Notes, in substantially the form attached hereto as Exhibit D (“Seller Conversion Notice”), with instructions from the Company directing the Transfer Agent to issue to Seller, in connection with the conversion of the Seller Notes, 1,200,000 shares of the Company’s common stock (“Seller Conversion Shares”). Escrow Agent shall promptly upon Closing deliver the foregoing documents and instructions to the Transfer Agent

(i) At such time as all of the conditions precedent to Closing under Article VIII hereof have been satisfied by the respective parties, and no party shall be in breach any term, warranty, representation, covenant or agreement applicable to them, each party shall have made all deliveries required by each of them under this Agreement to the Escrow Agent, and the expiration ten (10) day waiting period following the filing and mailing of the Information Statement (as defined in Section 7.5), the parties hereto shall provide written notice to Escrow Agent directing that the escrow be disposed of in accordance with the Escrow Agreement and the terms of this Agreement, subject to the Indemnity Escrow Fund to be handled in accordance with Article IX hereof and the Escrow Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO STOCKHOLDERS

Seller, for and on behalf each Stockholder, hereby represents and warrants to, and covenants with, Buyer as follows:

2.1 Ownership of Stock. Each Stockholder is both the record and beneficial owner of the number of Shares set forth beside such Stockholder’s name on Schedule 1.1 hereto. Each Stockholder is not the record or beneficial owner of any other shares of common stock of the Company. The information set forth on Schedule 1.1 with respect to each Stockholder is accurate and complete.

2.2 Authority of Stockholders. Each Stockholder has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each Stockholder has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out each Stockholder’s obligations hereunder and thereunder, without the need for any authorization, consent, order, permit, or approval of any kind. The execution, delivery and performance by each Stockholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Stockholder is a party or is bound or to which any of the properties or assets of such Stockholder are subject, or any federal, state, local, municipal, foreign or other law or regulation, or result in the creation of any Lien (as defined in Section 2.3) on the Shares. This Agreement, and each Stockholder’s ancillary document to be executed and delivered by such Stockholder at the Closing, has been duly executed and delivered by such Stockholder, and this Agreement constitutes, and each ancillary document, when executed and delivered by such Stockholder will constitute, such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms.

2.3 Title To Shares. Each Stockholder has and shall transfer to Buyer at the Closing, good and marketable title to the Shares shown as owned of record by such Stockholder on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”). Each Stockholder has not and will not, directly or indirectly, assign or otherwise transfer his right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER WITH RESPECT TO NOTES

The Seller hereby represents and warrants to, and covenants with, Buyer as follows:

3.1 Ownership of Notes. Seller is both the record and beneficial owner of the Notes. True, correct and complete copies of the Notes are attached hereto on Schedule 1.2.

3.2 Authority of Seller. Seller has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which the Seller has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Seller’s obligations hereunder and thereunder, without the need for any authorization, consent, order, permit, or approval of any kind. The execution, delivery and performance by the Seller of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Seller is a party or is bound or to which any of the properties or assets of such Seller are subject, or any federal, state, local, municipal, foreign or other law or regulation, or result in the creation of any Lien on the Notes. This Agreement, and the Seller’s ancillary documents to be executed and delivered by such Seller at the Closing, have been duly executed and delivered by the Seller, and this Agreement constitutes, and each ancillary document, when executed and delivered by the Seller will constitute, the Seller’s legal, valid and binding obligation, enforceable against the Seller in accordance with its terms.

3.3 Title To Notes. The Seller has and shall transfer to Buyer at the Closing, good and marketable title to the Notes, free and clear of all Liens. The Notes are convertible, at the election of the holder thereof, into the Conversion Shares. The Seller has not and will not, directly or indirectly, assign or otherwise transfer Seller’s right to receive all or any portion of any amount which may become payable pursuant to this Agreement or any ancillary document or any interest therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY WITH RESPECT TO COMPANY

The Company and Seller hereby, jointly and severally, represent and warrant to, and covenant with, Buyer, as follows:

4.1 Organization and Qualification.

(a) Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by Company. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as “Charter Documents”) of Company, as amended and currently in effect, are attached hereto as Schedule 4.1. Company is not in violation of any of the provisions of the Company’s Charter Documents.

(b) The minute books of Company contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders (“Corporate Records”), since May 1999. Copies of such Corporate Records of Company have been heretofore delivered to Buyer.

4.2 Subsidiaries. The Company has no Subsidiaries. For purposes of this Agreement, (i) the term “Subsidiary” shall mean any Person in which the Company or any Subsidiary directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise, and (ii) the term “Person” shall mean and include an individual, a corporation, a partnership (general or limited), a joint venture, an association, a trust or any other organization or entity, including a government or political subdivision or an agency or instrumentality thereof.

4.3 Capitalization.

(a) The authorized capital stock of Company consists of 50,000,000 shares of common stock, par value $0.001 per share (“Company Common Stock”) and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on the business day prior to the date hereof, (i) 15,697,405 shares of Company Common Stock were outstanding and 3,010,000 shares of Company Common Stock were issued and held as treasury shares (“Treasury Stock”), all of which are validly issued, fully paid and nonassessable; (ii) 652,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock granted to certain employees of Company or other parties (“Company Stock Options”), (iii) 3,200 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock (“Company Warrants”), and (iv) 26,327,395 shares of Company Common Stock were reserved for issuance upon the conversion of the Company Preferred Stock or any outstanding convertible notes, debentures or securities (“Convertible Securities”). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Schedule 4.3 hereto, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Transaction. All outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding Company Stock Options, Company Warrants and Convertible Securities have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts.

(b) Except for the Company Stock Options, Company Warrants and Convertible Securities, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company or any Subsidiary, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for the Company Stock Options, Company Warrants and Convertible Securities, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any Subsidiary is a party or by which it is bound obligating Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any Subsidiary or obligating Company or any Subsidiary to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(c) Except as contemplated by this Agreement and except as set forth in Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company or any Subsidiary is a party or by which Company or any Subsidiary is bound with respect to any equity security of any class of Company or any Subsidiary.

4.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its Board of Directors and by the Company’s stockholders, if required), and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by Buyer, Seller and Stockholders, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company and the execution and delivery of any ancillary document to be delivered by the Company hereunder (including the Release Agreement) do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company’s Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Transaction by the Board of Directors and the Company’s stockholders, if required, conflict with or violate any laws or regulations, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

(b) The execution and delivery of this Agreement by Company and the Stockholders do not, and the performance of their obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a

“Governmental Entity”), except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

4.6 Compliance. Company has complied in all material respects with, is not in material violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, any and all applicable securities laws, environmental laws, and laws regarding hazardous substances and wastes, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company or its Subsidiaries. No Company or Subsidiary is in default or violation of any term, condition or provision of any applicable Charter Documents.

4.7 Financial Statements; Filings.

(a) Company has made available to Buyer each report and statement filed by Company and each Subsidiary with any Governmental Entity (the “Company Reports”) since May 1999, which are all the forms, reports and documents required to be filed by Company during such period with any Governmental Entity, including all reports required to be filed by the Company under the Exchange Act, and such Company Reports are true, correct and complete in all material respects. As of their respective dates, the Company Reports (i) were prepared in accordance and complied in all material respects with the requirements of the applicable Governmental Entity, and the rules and regulations of such Governmental Entities applicable to such Company Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Stockholders make no representation or warranty whatsoever concerning the Company Reports as of any time other than the time they were filed.

(b) The audited balance sheet as of December 31, 2002 and December 31, 2003 and the related statements of operations, shareholders’ deficit and cash flows for the two years then ended (including, in each case, any related notes thereto) of Company included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 have been prepared in accordance with the published rules and regulations of any applicable Governmental Entity and the generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(c) The unaudited balance sheet as of March 31, 2003 and March 31, 2004 and the related statements of operations, shareholders’ deficit and cash flows for the three months ended March 31, 2003 and March 31, 2004 (including, in each case, any related notes thereto) of Company included in the Company’s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004 have been prepared in accordance with the published rules and regulations of any applicable Governmental Entity and U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company and do not contain all the notes required to be included with the audited financial statements.

(d) Company has previously furnished to Buyer a complete and correct copy of any amendments or modifications, which have not yet been required to be filed with the applicable Governmental Entities but which are required to be filed in the future with respect to Company or any Subsidiary, to agreements, documents or other instruments which previously had been filed by Company or any Subsidiary with the applicable Governmental Entities pursuant to applicable rules and regulations. The books of account and other financial records of Company and each Subsidiary have been maintained in accordance with good business practice.

4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto or as provided for in or otherwise disclosed in the interim balance sheets of Company and its Subsidiaries for the most recent interim period ended, and except for liabilities incurred in the ordinary course of business consistent with past practice, and except for professional fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, Company and each Subsidiary have no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP.

4.9 Absence of Certain Changes or Events. Except as set forth in Schedule 4.9 hereto, since December 31, 2003, there has not been: (i) any Material Adverse Effect on Company and its Subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company’s or any Subsidiary’s capital stock, or any purchase, redemption or other acquisition of any of Company’s or any Subsidiary’s capital stock or any other securities of Company or any Subsidiary or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Company’s capital stock, (iv) any granting by Company or Subsidiary of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by Company or any Subsidiary in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of Company or any Subsidiary, (vii) except as contemplated by this Agreement, any issuance of capital stock of Company or any of its Subsidiaries, or (vii) any revaluation by Company or any Subsidiary of any of their respective assets, other than in the ordinary course of business.

4.10 Litigation. There are no claims, suits, actions or, to the best knowledge of Seller or Company, proceedings pending or threatened against Company or any Subsidiary, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement.

4.11 Employee Benefit Plans.

(a) Set forth on Schedule 4.11 hereto are all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of Company or any Subsidiary, with respect to which Company or any Subsidiary has liability (collectively, the “Plans”), and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the financial statements of Company and it Subsidiaries. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company and Seller, is threatened, against or with respect to any such Plan.

(b) Except as disclosed on Schedule 4.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of Company or any Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

4.12 Labor Matters. The Company and its Subsidiary are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or a Subsidiary.

4.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or a Subsidiary or to which Company or a Subsidiary is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or a Subsidiary, any acquisition of property by Company or a Subsidiary or the conduct of business by Company or a Subsidiary.

4.14 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits. Except as set forth in Schedule 4.14 hereto:

(i) Company and each Subsidiary has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by Company or a Subsidiary with any Tax authority prior to the date hereof, except such Returns which are not material to Company or a Subsidiary. All such Returns are true, correct and complete in all material respects. Company and each Subsidiary have paid all Taxes shown to be due on such Returns.

(ii) All Taxes that Company or a Subsidiary is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii) Company and each Subsidiary have not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any Subsidiary, nor has Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of Company or any Subsidiary by any Tax authority is presently in progress, nor has Company or any Subsidiary been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by Company or any Subsidiary has been proposed in writing, formally or informally, by any Tax authority to the Company or any Subsidiary or any representative thereof.

(vi) Company and its Subsidiaries have no liability for any material unpaid Taxes which have not been accrued for or reserved on Company’s or Subsidiary’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, which is material to Company and its Subsidiaries taken as a whole, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Company or its Subsidiaries in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company or its Subsidiaries.

4.15 Brokers; Third Party Expenses. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for American Business Services, Inc., VentureVest Capital, Phil Ray and their affiliated companies which are entitled to compensation for their services rendered in connection with the Transactions contemplated hereunder, and Seller shall be responsible for the full and complete payment of such compensation.

4.16 Agreements, Contracts and Commitments. Except as set forth in Schedule 4.16, the Company and its Subsidiaries are not a party to any contracts, agreements, leases, mortgages, indentures, note, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation (including without limitation outstanding offers or proposals) of any kind, whether written or oral which either (a) creates a liability greater than $1,000, or (b) may not be cancelled by the Company on less than 30 days’ or less prior notice (“Contracts”). The Notes and Seller Notes are convertible, at the election of the holder thereof, into the Buyer Conversion Shares and Seller Conversion Shares, respectively. True, correct and complete copies of each Contract (or written summaries in the case of oral Contracts) have been heretofore delivered to Buyer.

4.17 Interested Party Transactions. Except as set forth in the Schedule 4.17 hereto or the Company Reports, no employee, officer, director or 5% or stockholder of Company or a member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Company or an Subsidiary, and (iii) for other employee benefits made generally available to all employees, and all related party transactions between such persons and the Company have been fully and properly disclosed in the Company Reports.

4.18 Over-the-Counter Bulletin Board Quotation. The Company’s common stock is quoted on the Over-the-Counter Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to Company’s or Seller’s knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers (“NASD”) with respect to any intention by such entities to prohibit or terminate the quotation of Buyer Common Stock on the OTC BB. There is no action pending or threatened, to Company’s or Seller’s knowledge, by any market maker in the Company’s common stock to discontinue their market making activities with respect thereto.

4.19 Approval. The board of directors of the Company has, as of the date of this Agreement, unanimously (i) declared the advisability of the New Share Transaction and approved this Agreement and the New Share Transaction contemplated hereby, and (ii) determined that the New Share Transaction is in the best interests of the stockholders and are on terms that are fair to such stockholders.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to, and covenants with, Company, Stockholders and Seller, as follows:

5.1 Organization. Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Buyer to be conducted.

5.2 Authority Relative to this Agreement. Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out Buyer’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transactions). The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby (including the Transactions) have been duly and validly authorized by all necessary action on the part of Buyer (including the approval by its Board of Managers), and no other proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery thereof by Company, Seller and Stockholders, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer, will not: (i) conflict with or violate Buyer’s certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transactions by the Board of Managers, conflict with or violate any laws or regulations.

(b) The execution and delivery of this Agreement by Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

5.4 Brokers. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.5 Approval. The Board of Managers of Buyer has, as of the date of this Agreement, unanimously declared the advisability of the Transactions and approved this Agreement and the transactions contemplated hereby.

5.6 Acquisition of Shares and Notes for Investment. Buyer is an “accredited investor,” as such term is defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 of Regulation D promulgated thereunder, Buyer is purchasing the Shares, the Notes and any shares that may be issued upon conversion of the Notes for Buyer’s own account, for investment purposes, in Buyer’s name and solely for Buyer’s own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other Person. Buyer understands and agrees that the Shares and the shares issuable upon conversion of the Notes being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred (“Transfer”), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall be established to the satisfaction of the Company at or prior to the time of Transfer.

5.7 Buyer’s Knowledge. Buyer has no knowledge of any facts or circumstances that would serve as the basis for a claim by Buyer against Company or Seller based upon a breach of any of the warranties or representations of Company or Seller contained in this Agreement.

ARTICLE VI

CONDUCT PRIOR TO THE EFFECTIVE TIME

6.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization. In addition, except as required or permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not do any of the following:

(a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(e) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities;

(f) Amend its Charter Documents;

(g) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(h) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

(i) Except as disclosed in Schedule 6.1(i) hereto, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms;

(j) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(k) Except as set forth in Schedule 6.1(k) hereto, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

(l) Form, establish or acquire any Subsidiary; or

(m) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 6.1 (a) through (l) above.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 Absence of Liabilities and Contracts. At Closing, the Company agrees that it shall have no debts, liabilities, obligations, commitments or contracts, of any kind or nature (absolute, accrued, contingent or otherwise), except for: (i) the liabilities and obligations of Company being assumed by Seller pursuant to the terms of the Release Agreement, (ii) the Notes being purchased by Buyer hereunder, and (iii) the Seller Notes which Seller agrees to convert into the Seller Conversion Shares at Closing pursuant to the terms of said Seller Notes. Prior to Closing, Company and Seller agree to execute and deliver the Release Agreement.

7.2 Treasury Stock; Income Tax Returns. Prior to Closing, Company agrees to take such actions as are necessary to cancel the Treasury Stock and to prepare and file its federal, Illinois and Florida income tax returns for the year ended December 31, 2003 (“2003 Tax Returns”).

7.3 Resignations and Appointments of Company’s Officers and Directors. At Closing, the Company shall deliver to Buyer resignations, in a form and substance acceptable to Buyer, providing for the resignation of all of the officers and directors of the Company to be effective upon the Closing (the “Resignations”). At Closing, the Company shall deliver to Buyer duly adopted resolutions, in a form and substance acceptable to Buyer, providing for: (i) the appointment of Kevin R. Keating to serve effective as of the Closing as the sole director, President, Treasurer and Secretary of the Company (the “Resolutions”). The parties hereto acknowledge and agree that the Closing shall not occur until the Company has compiled with the requirements of Rule 14(f)(1) promulgated under the Exchange Act.

7.4 Undertaking by Company Accountants. At or prior to Closing, the Company and Seller shall obtain, and deliver to Buyer, an undertaking from the Company’s accountants, KBA Group, LLP, Dallas (“Accountant”), in a form and substance satisfactory to Buyer, providing that: (i) the Accountant agrees to an engagement with Company to serve as its certified public accountants following the Closing for purposes of the Company’s ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q and 10-K, at the rates and charges similar to those currently being charged by Accountant, (ii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board (“PCAOB”), and (iii) the Accountant shall provide its consent to the use of their audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing (“Undertaking”).

7.5 Other Actions. Company, Seller and Buyer shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transactions and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the

Transactions or any of the other transactions contemplated hereby. Notwithstanding the foregoing, prior to the Closing, the Company shall prepare the Form 8-K announcing the Closing, together with proforma balance sheet information giving effect to the transactions contemplated hereunder and under the Release Agreement, as mutually agreed between Company, Seller and Buyer (“Form 8-K”), the press release announcing the consummation of the transactions hereunder (“Press Release”), and the information statement required by Rule 14f-1 promulgated under the Exchange Act (“Information Statement”), each of which shall be in a from acceptable to Buyer and in a format acceptable for EDGAR filing. Prior to Closing, Buyer shall furnish to Company all information regarding Buyer and all officers and directors of the Company to be elected or appointed by Buyer necessary to complete the Form 8-K, Press Release and Information Statement. Buyer warrants and represents that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. At least ten (10) days prior to the Closing, the Company shall file the Information Statement with the SEC and mail the same to each of its stockholders. At the Closing, the Company shall file the Form 8-K with the SEC and distribute the Press Release.

7.6 Access to Information. Company and Seller shall afford Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of Company and its Subsidiaries, as Buyer may reasonably request.

7.7 No Solicitation. Other than with respect to the Transactions, each of Company, Seller, Stockholders and Buyer agrees that neither it nor any of its officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its agents and other representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer relating to a “going public” or reverse merger transaction, the sale or transfer of the Shares whether by sale, merger, share exchange or otherwise, or any recapitalization of the Company.

7.8 Public Disclosure. Buyer and Company will consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transactions or this Agreement and will not issue any such press release or make any such public statement prior to such consultation; provided, however, that nothing contained herein shall limit or restrict in any manner Company’s obligation to make timely disclosure of material events even if done without the Buyer’s consultation.

7.9 Business Records. At Closing, Seller and Company shall cause to be delivered to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic programs and files containing any financial information and records, and other documents used in or associated with the Company (“Business Records”).

7.10 Ownership Records; Transfer Agent Undertaking. At Closing, Seller and Company shall cause to be delivered to Buyer; (i) a full and complete listing of all stockholders of the Company, dated within three (3) business days prior to Closing, from the Transfer Agent showing the name, address and stock ownership of each stockholder, and (ii) a full and complete list of all holders of Company Preferred Stock, Company Stock Options, Company Warrants and Convertible Securities, dated within three (3) business days prior to Closing, showing the name, address and ownership of each holder and, as applicable, the exercise or conversion price and expiration date (collectively, the “Ownership Records”). At or prior to Closing, the Company and Seller shall use their commercially reasonable best efforts to obtain, and deliver to Buyer, an undertaking from the Transfer Agent, in a form and substance satisfactory to Buyer, stating the amount of any and all fees and charges owed to Transfer Agent by Company for services rendered prior to Closing (“Transfer Agent Undertaking”).

ARTICLE VIII

CONDITIONS TO THE TRANSACTIONS

8.1 Conditions to Obligations of Each Party to Effect the Transactions. The respective obligations of each party to this Agreement to effect the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

(b) Information Statement. At least ten (10) days prior to Closing, the Company shall have filed the Information Statement, in form acceptable to Buyer, with the SEC and shall have mailed the same to each of the stockholders of Company, and the Company shall have otherwise compiled with all of the provisions under Rule 14f-1 under the Exchange Act.

8.2 Additional Conditions to Obligations of Stockholders, Seller and Company. The obligations of Company, Seller and Stockholders to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by all of the Stockholders:

(a) Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. Company, Seller and Stockholders shall have received a certificate with respect to the foregoing signed on behalf of Buyer by an authorized manager of Buyer (“Buyer Closing Certificate”).

(b) Agreements and Covenants. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Buyer) does not, or will not, constitute a Material Adverse Effect with respect to Buyer taken as a whole, and the Company, Seller and Stockholders have received Buyer Closing Certificate to such effect.

(c) Other Deliveries. At or prior to Closing, Buyer shall have delivered to the Escrow Agent: (i) the Share Purchase Price, the Note Purchase Price, and the New Share Purchase Price, (ii) the documents and instructions provided for in Section 1.9(g), (iii) copies of resolutions and actions taken Buyer’s board of managers in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iv) such other documents or certificates as shall reasonably be required by Company, Seller and Stockholders and their counsel in order to consummate the transactions contemplated hereunder.

8.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect the Transactions shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

(a) Representations and Warranties. Each representation and warranty of Company, Seller and Stockholders contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Buyer shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company and by Seller and each Stockholder with respect to the warranties and representations made by each of them (“Closing Certificate”)

(b) Agreements and Covenants. Company, Seller and Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company, Seller or Stockholders) does not, or will not, constitute a Material Adverse Effect on Company, and Buyer shall have received the Closing Certificate to such effect.

(c) Absence of Liabilities. The Company and Seller shall have executed and delivered to Buyer the Release Agreement, and Seller shall have delivered to the Escrow Agent the documents and instructions provided for in Section 1.9(h).

(d) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

(e) Undertaking by Accountant. Company and Seller shall have delivered to Buyer the Undertaking by Accountant, in a form satisfactory to Buyer.

(f) Stock Records; Ownership Records; Transfer Agent Undertaking. Company shall have delivered to Buyer the Ownership Records and Transfer Agent Undertaking (including all electronic files and programs related thereto), in a form satisfactory to Buyer.

(g) Documents and Records. The Company shall have delivered to Buyer the Charter Documents, Corporate Records, and Business Records (including all electronic files related thereto).

(h) Form 8-K and Press Release. The Company shall have delivered to Buyer the Form 8-K and Press Release, all in a form acceptable to Buyer, which Form 8-K shall be filed with the SEC at Closing.

(i) 2003 Tax Returns. The Company shall have delivered to Buyer a copy of the duly filed 2003 Tax Returns.

(j) Resignations and Resolutions. Company shall have delivered to Buyer the Resignations and Resolutions, in a form reasonably satisfactory to Buyer.

(k) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Company shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

(l) Purchase of ABSI Note. Buyer shall have, simultaneous with the Closing hereof, completed the purchase of a certain convertible promissory note issued by Qorus to American Business Services, Inc. (“ABSI”) for a purchase price not more than $50,000.

(m) Other Deliveries. At or prior to Closing, Company, Seller and Stockholders, as appropriate, shall have delivered to the Escrow Agent: (i) certificate(s) representing the Shares, duly endorsed to Buyer or accompanied by stock powers duly endorsed to Buyer, with each Stockholder’s signature medallion guaranteed by a national bank, (ii) the original Notes and the Note Assignment, (iii) the Issuance Instructions with respect to the New Shares to be issued by the Company, (iv) the documents and instructions provided for in Section 1.9(g) and (h), (v) copies of resolutions and actions taken Company’s board of directors and stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, iand (vi) such other documents or certificates as shall reasonably be required by Company, Seller and Stockholders and their counsel in order to consummate the transactions contemplated hereunder.

ARTICLE IX

SURVIVAL; INDEMNIFICATION

9.1 Survival. All representations, warranties, agreements and covenants contained in or made pursuant to this Agreement, or any certificate delivered at the Closing shall survive (and not be affected in any respect by) the Closing for a period of one year. Buyer has no knowledge of any facts or circumstances that would serve as the basis for a claim by Buyer against Seller based upon a breach of any of the warranties or representations of Seller under Articles II and III of this Agreement

9.2 Seller Indemnification. Seller, for and on behalf of each Stockholder and for itself, hereby indemnifies and holds harmless, and agrees to indemnify and hold harmless, Buyer (from and after the Closing), and its directors, officers, shareholders, employees and agents (collectively, the “Buyer Indemnified Parties”) against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Buyer Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any breach or inaccuracy of any representation or warranty contained in Articles II or III of this Agreement, or any agreement or covenant made by Seller in or pursuant to this Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Buyer Indemnified Party by or on behalf of any person who, at any time prior to the Closing, had or purports to have had any interest in the Shares or the Notes, and (ii) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by the Buyer Indemnified Parties or any of them in connection with the foregoing (including, without limitation, any cost or expense incurred by the Buyer Indemnified Parties in enforcing their rights pursuant to this Section 9.2). No demand or claim for indemnification under this Section 9.2 may be made after 11:59 p.m. on the date one (1) year following the Closing Date. Seller shall have no liability for indemnification with respect to any demand or claim under this Section 9.2 for any amount in excess of $250,000 (reduced by any Limitation Claims, as defined in the Release Agreement, paid by Seller pursuant to Section 3 of the Release Agreement) (“Limitation”). If the Closing occurs, Seller will have no liability for indemnification with respect to any demand or claim under this Section 9.2 unless on or before 5:00 p.m., Chicago time, on the first anniversary of the Closing Date Buyer notifies Seller of a demand or claim specifying the factual basis of that demand or claim in reasonable detail to the extent then known by Buyer. The rights of the Buyer Indemnified Parties under this Section 9.2 are in addition to such other rights and remedies which they may have under this Agreement or otherwise. Notwithstanding any other provision of this Agreement, with respect to any Misrepresentation Claim (as defined herein) with respect to which Seller has Knowledge (as defined herein), there shall be no Limitation. For purposes of this Section 9.2, (1) the term “Misrepresentation Claim” means a claim or demand for indemnification based upon, resulting from or arising out of any breach or inaccuracy of the nature described in clause (i)(l) of this Section 9.2; and (2) the term “Knowledge” means in respect of any Misrepresentation Claim, as of the Closing Date or at any time prior thereto, (a) knowledge of the breach or inaccuracy upon which such Misrepresentation Claim is based or (b) knowledge of facts which would cause a reasonable person, having knowledge and a full understanding of the terms of this Agreement, to be aware of or recognize the breach or inaccuracy upon which the Misrepresentation Claim is based, provided that Seller shall be deemed to have knowledge of such facts which a reasonable person conducting a reasonable due diligence review would ascertain, discover or become aware of.

9.3 Indemnity Escrow. Seller hereby agrees that $50,000 of the proceeds due to Seller under the Transactions contemplated hereunder at Closing shall be held in escrow by Escrow Agent pursuant to the terms of this Article IX and the Escrow Agreement (“Indemnity Escrow Fund”) to satisfy any indemnification claims under Section 9.2 hereof. Notwithstanding anything contained in this Agreement to the contrary, the establishment of the Indemnity Escrow Fund, and the use of it to satisfy indemnification claims under Section 9.2 hereof, shall not in any way limit or restrict the indemnification rights or other rights or remedies of Buyer Indemnified

Parties under this Agreement or otherwise. The parties hereto hereby acknowledge and agree that the Indemnity Escrow Fund shall also be available to satisfy any indemnification claims that the Company may assert against the Seller pursuant to the terms of the Release Agreement.

9.4 Indemnity Procedures. If at any time a Buyer Indemnified Party determines to assert a right to indemnification under Section 9.2 hereof, the Buyer Indemnified Party shall give to the Seller written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of a Buyer Indemnified Party to give notice of any matter to the Seller shall not relieve the Seller of any liability which the Seller may have to any Buyer Indemnified Party. Within 10 days after receipt of the notice referred to above, the Seller shall (i) acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Buyer Indemnified Party to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the Buyer Indemnified Party of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under Section 11.10 hereof. In the event Seller fails to pay an indemnification claim for which Seller accepts responsibility or for which Seller is determined to be responsible, the Indemnity Escrow Fund shall be used to pay such claim, and the Escrow Agent shall disburse such monies from the Indemnity Escrow Fund to satisfy said claims in accordance with this Article IX and the Escrow Agreement. On ninetieth (90th) day following the Closing, any remaining monies in the Indemnity Escrow Fund shall be promptly disbursed by Escrow Agent to the Seller, provided, however, no monies shall be disbursed to Seller unless and until all indemnification claims for which notice had previously been provided in accordance with this Section 9.4 are resolved.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Buyer, Seller and the Stockholders;

(b) by either Buyer, Seller or the Stockholders if the Transaction shall not have been consummated by June 25, 2004 for any reason; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transactions to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

(c) by either Buyer, Seller or the Stockholders if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

10.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 10.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 10.2, Section 10.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in Escrow Agreement with respect to the Initial Deposit, all of which obligations shall survive termination of this Agreement in accordance with their terms.

10.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transactions are consummated.

10.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Buyer, Seller, Company and Stockholders.

10.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE XI

GENERAL PROVISIONS

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Buyer, to:

Keating Reverse Merger Fund, LLC

Attn: Timothy J. Keating, Manager

5251 DTC Parkway, Suite 1090

Denver, Colorado 80111

(720) 889-0135 fax

(b) if to Company, Seller or Stockholders, to:

Mr. Patrick J. Haynes, III

2700 Patriot Boulevard, Suite 150

Glenview, Illinois 60025

(847) 832-9308 fax

with a copy to (which shall not constitute notice):

Winstead Sechrest & Minick P.C.

5400 Renaissance Tower

1201 Elm Street

Dallas, Texas 75270

Attention: Bruce A. Cheatham, Esq.

(214) 745-5390 fax

11.2 Interpretation.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

(b) For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which Company or Buyer operates), or (d) any change resulting solely from compliance by Company or Seller with the terms of, or the taking of any action required by, this Agreement.

(c) For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(b) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Escrow Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

QORUS.COM, INC.

By:	/s/ Thomas C. Ratchford
Thomas C. Ratchford, Vice President and Chief Financial Officer

KEATING REVERSE MERGER FUND, LLC

By:	/s/ Timothy J. Keating
Timothy J. Keating, Manager

THURSTON INTERESTS, LLC

By:	/s/ Patrick J. Haynes, III
Patrick J. Haynes, III, Manager

OTHER STOCKHOLDERS: THURSTON GROUP, INC.

By:	/s/ Patrick J. Haynes, III
Patrick J. Haynes, III, President

THURSTON CAPITAL, LLC

By:	/s/ Patrick J. Haynes, III
Patrick J. Haynes, III, Manager

HAYNES INTERESTS, LLC

By:	/s/ Patrick J. Haynes, III
Patrick J. Haynes, III, Manager

Index of Exhibits

Exhibit A - Release Agreement

Exhibit B - Note Assignment

Exhibit C - Buyer Conversion Notice

Exhibit D - Seller Conversion Notice